                                                                     EXHIBIT 4.2

                              AMENDMENT NUMBER ONE
                               TO CREDIT AGREEMENT


            This AMENDMENT NUMBER ONE TO CREDIT AGREEMENT, dated as of February 2, 2000 (this "Amendment"), is entered into between MELLON BANK, N.A., a national banking association ("Bank"), and WATSON PHARMACEUTICALS, INC., a Nevada corporation ("Borrower").

            WHEREAS, Bank and Borrower have entered into that certain Credit Agreement, dated as of February 3, 1999 (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, Borrower has requested that the Credit Agreement be amended to, among other things, modify the Maturity Date and adjust the minimum net worth covenant;

            WHEREAS, subject to the terms and conditions contained herein, Bank is willing to so amend the Credit Agreement; and

            WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                    AMENDMENT

        1.1 Amendment to Section 1.1 of the Credit Agreement. The definition of "Maturity Date" contained in Section 1.1 of the Credit Agreement hereby is amended by deleting the text "February 2, 2000" appearing in said definition and inserting the text "January 31, 2001" in lieu thereof.

        1.2 Amendment to Section 6.2 of the Credit Agreement. Section 6.2 of the Credit Agreement hereby is amended by deleting the text "$580,000,000" appearing in paragraph (b) of said Section; inserting the text "$750,000,000" in lieu thereof; deleting the text "December 31, 1998" appearing in paragraph (b) of said Section; and inserting the text "December 31, 1999" in lieu thereof.

        1.3 Amendment and Restatement of Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement hereby is amended and restated in the form of Exhibit A attached hereto.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

            2.1 Borrower hereby represents and warrants to Bank that (a) the execution, delivery, and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and (b) this Amendment and the Credit Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

            3.1 The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of Bank and its counsel, of each of the following conditions:

                3.1.1 Bank shall have received a duly executed and delivered promissory note, substantially in the form of Exhibit A attached hereto, and such promissory note shall be in full force and effect;

                3.1.2 The representations and warranties set forth in this Amendment, the Credit Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date); and

                3.1.3 No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

                                    ARTICLE 4

                                  MISCELLANEOUS

            4.1 Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. All of such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature page of this Amendment by telecopier thereafter also shall deliver promptly a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

            4.2 No Other Amendment. The Credit Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Bank under the Credit Agreement, as in effect prior to the date hereof. This Amendment shall be deemed a part of and hereby is incorporated in the Credit Agreement.

            4.3 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

            4.4 Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance reasonably satisfactory to Bank, and take all actions as Bank may reasonably request from time to time, to fully consummate the transactions contemplated under this Amendment and the Credit Agreement as amended by this Amendment.

            4.5 References.

                (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," "hereof," or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

                (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Credit Agreement," "thereunder," "therein," "thereof," or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

                (c) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "Exhibit A" shall mean and refer to Exhibit A attached hereto.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

                          WATSON PHARMACEUTICALS, INC.
                          a Nevada corporation


                          By:                    /s/ Allen Chao
                                   -------------------------------------------
                                              Allen Chao, Ph.D.
                                      President, Chief Executive Officer
                                                 and Chairman




                          MELLON BANK, N.A.
                          a national banking association

                          By:                /s/ William R. Murray
                                  -------------------------------------------
                                               William R. Murray
                                                Vice President

                                    EXHIBIT A
                               TO CREDIT AGREEMENT

                      AMENDED AND RESTATED PROMISSORY NOTE


$30,000,000.00                                                February 2, 2000
                                                              Corona, California


            FOR VALUE RECEIVED, WATSON PHARMACEUTICALS, INC., a Nevada corporation (the "Borrower"), promises to pay to the order of MELLON BANK, N.A. (the "Bank") on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of Thirty Million Dollars ($30,000,000.00), or, if less, the aggregate amount of Revolving Loans (as defined in the Credit Agreement) made by the Bank to the Borrower pursuant to the Credit Agreement outstanding on the Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on January 31, 2001.

            The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Bank located at Three Mellon Bank Center, 23rd Floor/Loan Administration, Pittsburgh, Pennsylvania 15259 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Bank or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Bank and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof, it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached hereto, if any; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

            This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 3, 1999 (as amended, the "Credit Agreement") between Borrower and the Bank. The Credit Agreement, among other things, (i) provides for the making of advances (the "Loans") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. This Note amends and restates in its entirety that certain Promissory Note, dated as of February 3, 1999, made by Borrower to the order of Bank, in the original principal amount of $30,000,000 on the Closing Date (as defined in the Credit Agreement).

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            The Borrower promises to pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and, subject to the Credit Agreement, hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above-written.

                                     WATSON PHARMACEUTICALS, INC.,
                                     a Nevada corporation


                                     By:
                                              ----------------------------------
                                     Name:    Allen Chao, Ph.D.
                                     Title:   President, Chief Executive Officer
                                              and Chairman

                                   SCHEDULE OF
                                 TRANSACTIONS ON
                                      NOTE



Amount of       Amount of                           Interest      Principal   Notation Made
Loan Made       Principal Paid    Interest Paid     Paid Through  Balance     By